UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2009 (August 17, 2009)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 San Felipe, Suite 485
Houston, Texas 77063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition of Assets.

On August 17, 2009, pursuant to a Purchase and Sale Agreement dated July 17, 2009  (the “Purchase Agreement”), Vanguard Natural Resources, LLC (the “Company”), and its wholly-owned subsidiary Vanguard Permian, LLC (“Vanguard Permian”), consummated the acquisition of certain producing natural gas and oil properties from Segundo Navarro Drilling, Ltd., an affiliate of the Lewis Energy Group (“Lewis”), in South Texas (the  “Purchased Assets”) for approximately $52.25 million in cash (the “Acquisition”).

The Purchased Assets have total estimated proved reserves of 27 Bcfe as of July 1, 2009, of which approximately 94% is natural gas and 70% is proved developed.  Lewis will continue to operate all of the wells acquired in this transaction.  Based on the current net daily production of approximately 5,000 Mcfe, the properties have a reserve to production ratio of approximately 15 years.

The $52.25 million purchase price was funded from borrowings under the Company’s reserve-based credit facility and proceeds from the Company’s public equity offering of 3.5 million common units completed on August 12, 2009 . The purchase price is subject to final purchase price adjustments to be determined based on an effective date of July 1, 2009.

Pursuant to closing, Lewis assigned and the Company assumed natural gas puts and swaps based on NYMEX pricing for approximately 61% of the estimated gas production from existing producing wells in the acquired properties for the period beginning August of 2009 through December 2010.  In addition, concurrent with the execution of the Purchase and Sale Agreement, the Company entered into a collar for certain volumes in 2010 and a series of collars for a substantial portion of the expected gas production for 2011 at a total cost to the Company of $3.1 million which was financed through deferred premiums.  Inclusive of the hedges added, approximately 90% of the estimated gas production from existing producing wells in the acquired properties is hedged through 2011.  A schedule of the hedges acquired and added in this transaction is shown below.

Hedging Schedule:

Contract Period	Volume (MMBtu)	Price
Put and Swap Agreements Assumed:
August – December 2009	765,000	$8.00
January – December 2010	949,000	$7.50
Collars Added:
January – December 2010	693,500	$7.50 - $8.50
January – December 2011	1,569500	$7.31 - $8.31 (1)

(1)	Weighted average pricing.

The parties have made customary representations, warranties, covenants and agreements in the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to the Company’s Form 8-K filed on July 21, 2009 and incorporated herein by reference.

Item 7.01  Regulation FD Material.

On August 18, 2009, the Company issued a press release announcing the consummation of the Acquisition, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 99.1	Press Release dated August 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer
August 18, 2009

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 99.1	Press Release dated August 18, 2009